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                                                                  EXHIBIT (23.1)

                         [ERNST & YOUNG LLP LETTERHEAD]

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our Firm under the captions "Experts", "Summary Consolidated Financial Data" and "Selected Consolidated Financial Data" and to the use of our report dated October 30, 1998 (except for Notes 1, 8, 11 and 15, as to which the dates are July 23, 1999, February 1, 1999, July 27, 1999 and February 1, 1999, respectively) in the Registration Statement (Form S-3) and related Prospectus of Oshkosh Truck Corporation for the registration of 57,500 shares of its Common Stock.

We also consent to the incorporation by reference therein of our report dated December 17, 1998 with respect to the financial statement schedule of Oshkosh Truck corporation for the years ended September 30, 1998, 1997, and 1996 included in the Annual Report (Form 10-K) for 1998 filed with the Securities and Exchange Commission.



                                /s/ Ernst & Young LLP
                                ERNST & YOUNG LLP



Milwaukee, Wisconsin
November 18, 1999